UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2022

Quanergy Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 LAKESIDE DRIVE SUNNYVALE, California	94085
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 245-9500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	QNGY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.
As previously disclosed, on February 8, 2022 (the “Closing Date
”
or “Closing”), Quanergy Systems, Inc., a Delaware corporation (the “Company” or “Quanergy”) consummated the business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of June 21, 2021 (as amended, the “Merger Agreement”), by and among CITIC Capital Acquisition Corp. (“CCAC”), CITIC Capital Merger Sub Inc. (“Merger Sub”), and Quanergy Systems, Inc., (“Legacy Quanergy”). Pursuant to the terms of the Merger Agreement, the Business Combination between the Company and Legacy Quanergy was effected through the merger of Merger Sub with and into Legacy Quanergy, with Legacy Quanergy continuing as the surviving corporation and a wholly-owned subsidiary of the Company. On the Closing Date, the registrant changed its name from CITIC Capital Acquisition Corp. to Quanergy Systems, Inc. On January 28, 2022, Legacy Quanergy changed its corporate name to Quanergy Perception Technologies, Inc. On January 31, 2022, the Company’s shareholders approved the change of CCAC’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware.
The Company is filing the attached Exhibit 99.1 to recast Quanergy Systems, Inc. consolidated financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 to retrospectively reflect the effects of the reverse recapitalization that occurred in connection with the Merger, as described below. Exhibit 99.1 is incorporated by reference into this Item 8.01.
The Merger was accounted for as a reverse recapitalization under U.S. GAAP with CCAC treated as the “acquired” company for financial reporting purposes. Accordingly, the financial statements of the Company represent the combined entities, post Business Combination, with the Merger being treated as the equivalent of the Company issuing stock for the net assets of CCAC, accompanied by a recapitalization. All periods prior to the Merger have been retrospectively adjusted using the exchange ratio of approximately 3.8799 for the equivalent number of common and preferred shares outstanding (except Series B and Series C preferred stock) immediately after the Merger to effect the reverse recapitalization. Series B and Series C preferred shares were adjusted using an exchange ratio of 11.5423 and 14.3118, respectively.
The audited consolidated financial statements of Quanergy Systems, Inc. as of December 31, 2021 and 2020 included herein as Exhibit 99.1 update the audited consolidated financial statements of Quanergy Systems, Inc. included in Item 9.01 of the Company’s Current Report on Form
8-K/A
filed with the Securities and Exchange Commission on March 31, 2022.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits:

Exhibit Number	Description

99.1	Audited consolidated financial statements of Quanergy Systems, Inc. and its subsidiaries as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANERGY SYSTEMS, INC.

Dated: August 29, 2022	By:	/s/ Patrick Archambault
Patrick Archambault
Chief Financial Officer